                                                               Exhibit 99(a)(5)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                       TENDER OF SHARES OF COMMON STOCK
                 TENDER OF SHARES OF SERIES D PREFERRED STOCK
                 TENDER OF SHARES OF SERIES E PREFERRED STOCK

                                      OF

                             MAGMA COPPER COMPANY

                                      TO

                                 BHP SUB INC.
                      AN INDIRECT WHOLLY OWNED SUBSIDIARY
                                      OF
                  THE BROKEN HILL PROPRIETARY COMPANY LIMITED

  This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of (i) Common Stock, par value $0.01 per share (the "Common Shares"), (ii) 5 5/8% Cumulative Convertible Preferred Stock, Series D, par value $0.01 per share (the "Series D Preferred Shares"), and/or (iii) 6% Cumulative Convertible Preferred Stock, Series E, par value $0.01 per share (the "Series E Preferred Shares," and together with the Series D Preferred Shares and the Common Shares, the "Shares"), of Magma Copper Company, a Delaware corporation (the "Company"), are not immediately available or time will not permit certificates and all required documents to be delivered to Citibank, N.A. (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)), or the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See
Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                                CITIBANK, N.A.

        By Mail:             By Overnight Courier:            By Hand:



     Citibank, N.A.             Citibank, N.A.             Citibank, N.A.
    c/o Citicorp Data          c/o Citicorp Data       Corporate Trust Window
   Distribution, Inc.         Distribution, Inc.     111 Wall Street, 5th Floor
      P.O. Box 7072             404 Sette Drive          New York, New York
Paramus, New Jersey 07653   Paramus, New Jersey 07652

                                 By Facsimile:

                       (For Eligible Institutions Only)
                                (201) 262-3240

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED BELOW), UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

  The undersigned hereby tenders to BHP Sub Inc., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of The Broken Hill Proprietary Company Limited, a Victoria, Australia corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 5, 1995 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Common Shares, Series D Preferred Shares and Series E Preferred Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

(a) Number of Common Shares:              Name(s) of Record Holder(s):

________________________________________  _____________________________________

Certificate No(s). (if available):        _____________________________________

________________________________________  _____________________________________

(b) Number of Series D Preferred Shares:  Address(es): ________________________

________________________________________  _____________________________________

Certificate No(s). (if available):        _____________________________________

________________________________________  _____________________________________

(c) Number of Series E Preferred Shares:  Area Code and
                                          Telephone Number(s): ________________
________________________________________
                                          _____________________________________
Certificate No(s). (if available):
                                          Signature(s): _______________________
________________________________________
                                          _____________________________________

                                          _____________________________________

                                          _____________________________________

                                          Date: _______________________________





If Share(s) will be tendered by
book-entry transfer, check ONE box
and provide account number:

[_] The Depository Trust Company

[_] Midwest Securities Trust Company

[_] Pacific Securities Depository
    Trust Company

[_] Philadelphia Depository Trust
    Company

Account Number: _____________________


                   THE ATTACHED GUARANTEE MUST BE COMPLETED

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

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program (each, an "Eligible Institution") hereby guarantees to deliver to the Depositary, at one of its addresses set forth above, either the certificates representing all tendered Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with all required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer of Shares, and all other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _______________________     _____________________________________
                                                  (AUTHORIZED SIGNATURE)
Address: ____________________________
                                          Title: ______________________________
_____________________________________
                             ZIP CODE     Name: _______________________________

                                          _____________________________________
                                                    (PLEASE TYPE OR PRINT)
Area Code and
Telephone Number: ___________________     Date: _______________________________


NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
      SHARES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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